Exhibit 99.1

LETTER OF INTENT

February 16, 2010

VCG Holding Corp.
Attn.: Courtney Cowgill
390 Union Boulevard, Suite 540
Lakewood, CO 80228

Lowrie Management, LLLP
Troy Lowrie
390 Union Boulevard, Suite 540
Lakewood, CO 80228

Dear Ms. Cowgill and Mr. Lowrie:

This letter (this “Letter of Intent”) will confirm the mutual intentions of Rick’s Cabaret International, Inc., a Texas corporation (“RCI”), Troy Lowrie, an individual, and Lowrie Management, LLLP, a Colorado limited liability limited partnership (“Lowrie Management” and, together with Mr. Lowrie, “Lowrie”), and VCG Holding Corp., a Colorado corporation (“VCGH”), regarding the acquisition by RCI of the outstanding shares of VCGH and certain related transactions as described below.

1.             Form of Transaction.  RCI, directly or through a newly formed, wholly-owned subsidiary, proposes to acquire VCGH through a merger transaction (the “Merger”) on the terms set forth herein and in a definitive merger agreement to be agreed among the parties (together with any ancillary agreements related thereto, the “Merger Agreement”).  The Merger will be structured to qualify as a tax free reorganization under the Internal Revenue Code of 1986, as amended.  In addition to the Merger, the Merger Agreement will provide for certain transactions between Lowrie and RCI as described below (collectively, the “Lowrie Transactions”).

2.             Consideration.  Upon the closing of the Merger (the “Closing”), VCGH stockholders will receive that number of shares of RCI common stock (“RCI Common Stock”) as determined by the ratios set forth below, based on the RCI Stock Price (as hereinafter defined):

VCG Holding Corp.
Troy Lowrie
Lowrie Management, LLLP
February 16, 2010

_________________________

RCI Stock Price	Exchange Ratio (No. of Shares of VCGH Common Stock to be Exchanged for One Share of RCI Common Stock)

$8.00 – $10.00 per share	RCI Stock Price divided by $2.20

$10.01 – $11.00 per share	RCI Stock Price divided by $2.44

$11.01 – $12.00 per share	RCI Stock Price divided by $2.66

$12.01 – $13.00 per share	RCI Stock Price divided by $2.76

$13.01 - $14.25 per share	RCI Stock Price divided by $2.85

$14.26 - $16.50 per share	RCI Stock Price divided by $3.00

$16.51 - $17.06 per share	RCI Stock Price divided by $3.25

$17.07 - $19.95 per share	5.25 shares of VCGH Common Stock to 1 share of RCI Common Stock

In excess of $19.95 per share	RCI Stock Price divided by $3.80

The “RCI Stock Price” means the volume weighted average price (“VWAP”) of RCI Common Stock on the Nasdaq Global Market for the 20 trading days ending on the second trading day before the closing of the Merger.

Notwithstanding the foregoing, in the event that the RCI Stock Price is below $8.00 per share, then RCI shall have the right in its sole discretion to terminate the Merger Agreement and the Merger Agreement shall be of no force or effect; provided, however, that RCI shall pay VCGH and Lowrie a to be negotiated termination fee in the event it terminates the Merger Agreement pursuant to the foregoing.

VCG Holding Corp.
Troy Lowrie
Lowrie Management, LLLP
February 16, 2010

_________________________

3.             Lowrie Transactions.  The Merger Agreement shall provide that, contemporaneously with the Closing, RCI and Lowrie shall consummate the “Lowrie Transactions,” which shall consist of:

(i)
RCI will acquire 5,770,197 shares of VCGH common stock held by Lowrie or any affiliated entities (the “Lowrie Shares”) for a purchase price of $2.44 per share (the “Purchase Price”), provided that if the consideration paid to the other shareholders of VCGH at the Closing equals a price per share of less than $2.44, then the Purchase Price to Lowrie shall be reduced to the equivalent price paid to the other shareholders of VCGH;

(ii)
Notwithstanding 3.(i) immediately above, Lowrie shall have the right, at Closing, to accept RCI Common Stock for up to thirty percent (30%) of the Lowrie Shares for the identical consideration paid to the other shareholders of VCGH at the Closing;

(iii)
RCI and Mr. Lowrie shall enter into an agreement pursuant to which Mr. Lowrie will receive a cash payment equal to the agreed upon fair market value (currently estimated to be $2,000,000) of Lowrie’s commitment to (A) maintain his guarantees on existing loans made to VCGH, (B) agree to an interest rate reduction on his existing indebtedness with VCGH as described below and (C) restructure the payments of his existing loans to VCGH and enter into the new loan as described below;

(iv)
RCI will enter into a consulting agreement with Mr. Lowrie, which will (A) have a three year term, (B) provide for an expense allowance of $1,500.00 per month, (C) provide for annual payments to Mr. Lowrie of $333,333.33 and (D) contain other customary terms; and

(v)
RCI shall agree to acquire the outstanding capital stock of Club Licensing, Inc., a wholly owned subsidiary of Lowrie Management (subject to no debt), and Lowrie Management shall transfer and assign or shall cause to be transferred and assigned to RCI the trademarks “Diamond Cabaret” and “PT's,” in each case for cash payments equal to the agreed upon fair market value (currently estimated to be $5,000,000) of the transferred assets.

VCG Holding Corp.
Troy Lowrie
Lowrie Management, LLLP
February 16, 2010

_________________________

The payments to be made as set forth above (other than payments to be made pursuant to the consulting agreement) shall be payable to Lowrie individually or to Lowrie Management, as the case may be, for a total aggregate consideration of $26,779,280 (subject to agreement on fair market value as noted above), inclusive of existing indebtedness of VCGH to Lowrie of $5,700,000, of which (i) $16,778,280 (subject to agreement on fair market value as noted above) will be payable in cash at the Closing (assuming Lowrie takes all cash for the Lowrie Shares) and (ii) $10,000,000 will be payable pursuant to a four (4) year promissory note bearing interest at eight percent (8%) per annum, payable interest only, in arrears, in equal monthly installments with principal due on the fourth anniversary of the promissory note, which promissory note includes the restructuring of the existing $5,700,000 indebtedness of VCGH to Lowrie.

4.             Definitive Agreement.  The obligations of the parties to consummate the Merger and the Lowrie Transactions will be subject to the execution and delivery of a Merger Agreement, which shall contain representations and warranties, covenants (including a provision to the effect that RCI shall be entitled to a to be negotiated breakup fee as set forth in the Merger Agreement if VCGH accepts a Superior Proposal (as hereinafter defined)), conditions to the obligations of the respective parties and other terms customary in transactions of this kind and satisfactory in form and substance to the parties and their respective counsel.  The Merger Agreement shall provide, among other things, for the following conditions to the Merger and the Lowrie Transactions:

(i)
The representations and warranties of RCI, VCGH and Lowrie shall be true and correct as of the Closing (subject to customary materiality qualifications) as though made at the Closing and there shall have been no material adverse change in the financial condition, results of operations, business, assets or liabilities of RCI or VCGH since the date of execution of the Merger Agreement;

(ii)
A Registration Statement on Form S-4 registering the shares of RCI Common Stock to be issued in the Merger shall have been declared effective by the Securities and Exchange Commission, and such shall either have been registered under all applicable state “blue sky” laws or an exemption from registration shall be available thereunder;

(iii)	All material regulatory and other consents (as determined by the parties in the due diligence process), rulings or approvals for the Merger and the Lowrie Transactions shall have been obtained;

VCG Holding Corp.
Troy Lowrie
Lowrie Management, LLLP
February 16, 2010

_________________________

(iv)	Consummation of the Merger and the Lowrie Transactions shall not have been restrained, enjoined, or otherwise prohibited by any court of competent jurisdiction or governmental authority; and

(v)	The Merger shall have been approved by VCGH shareholders and the RCI shareholders.

5.             Negotiation of Merger Agreement.  RCI, Lowrie and VCGH will negotiate in good faith to enter into the Merger Agreement in no event later than March 12, 2010.

6.             No Shop.  During the period commencing on the date hereof and ending March 12, 2010, VCGH and its representatives shall negotiate exclusively with RCI and its representatives and shall not solicit any offer or engage in any negotiations other than with RCI for the merger or sale of the business or assets of VCGH or any material part thereof or for any tender or exchange offer for VCGH Common Stock.  Notwithstanding the foregoing: (A) if VCGH or its representatives receive an unsolicited proposal from any Person (which term shall for these purposes include any group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than RCI and its subsidiaries or affiliates, and such proposal shall be for (i) any tender or exchange offer for 20% or more of the equity of VCGH, (ii) any merger, consolidation or other business combination involving VCGH or any of its subsidiaries, (iii) any acquisition in any manner of 20% or more of the equity of, or 20% or more of the assets of VCGH or any of its subsidiaries, or (iv) any solicitation of proxies or consents from VCGH’s stockholders relating to directors or an acquisition of control of VCGH, (B) in the opinion of VCGH’s financial advisor such proposal is, or is reasonably likely to lead to, a proposal that is more favorable to the stockholders of VCGH than the offer presented by RCI, and (C) VCGH’s board has determined in good faith after having been advised by outside counsel that failure to negotiate such proposal is likely to constitute a breach of the board’s fiduciary duties under applicable law (i.e., a “Superior Proposal”), then VCGH shall give prompt notice to RCI of the receipt of any such Superior Proposal stating in reasonable detail the terms thereof, and RCI shall have five (5) business days within which to amend the terms of this Letter of Intent in order that the third party proposal is no longer a Superior Proposal.  If RCI shall fail to so amend its offer, then the foregoing restrictions shall cease to apply and VCGH may terminate this Letter of Intent.

7.             Expenses.  Each party shall pay all of its own expenses incident to the preparation of the Merger Agreement and the Lowrie Transactions, provided, however, if the negotiations contemplated hereby are terminated or abandoned due to a Superior Proposal having been received by VCGH prior to March 12, 2010, then VCGH shall pay RCI within five days of such termination or abandonment an amount not to exceed $250,000 in reimbursement of the reasonable out-of-pocket expenses and fees incurred by RCI in evaluating and negotiating the Merger, the Merger Agreement, the Lowrie Transactions and this Letter of Intent, including, but not limited to, all fees, expenses and disbursements of counsel, accountants, investment bankers and other representatives of RCI and its affiliates.

VCG Holding Corp.
Troy Lowrie
Lowrie Management, LLLP
February 16, 2010

_________________________

8.             Due Diligence.  As soon as practicable after execution of this Letter of Intent, RCI and its agents and employees shall be permitted to make a full and complete due diligence review of VCGH’s business and affairs, and VCGH, Lowrie and their respective agents and employees shall be permitted to make a full and complete due diligence review of RCI’s business and affairs, in each case subject to the applicable Confidentiality Agreements between RCI and VCGH and RCI and Lowrie (the “Confidentiality Agreements”).  Each of RCI and VCGH shall cooperate fully with such review, including providing access to its premises and making available all of its documents, employees and agents necessary for same.

9.             Confidentiality; Public Announcements.  Promptly following the execution of this Letter of Intent, each of VCGH and RCI will issue press releases in a form to be agreed upon by each party hereto.  The parties hereto shall consult with each other before issuing, and provide each other the opportunity to review and comment on, any press release or other public statements with respect to this Letter of Intent and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq Global Market.

10.            Termination of Letter of Intent.  In the event the parties fail to enter into the Merger Agreement on or before March 12, 2010, the understandings contained in this Letter of Intent, unless extended by mutual written agreement of the parties, shall terminate and be of no further force or effect, except for paragraphs 7, 9, 10, 11, 12 and 13, which shall survive any termination of this Letter of Intent.

11.            Governing Law.  This Letter of Intent shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to the conflicts of laws provisions thereof.

VCG Holding Corp.
Troy Lowrie
Lowrie Management, LLLP
February 16, 2010

_________________________

12.            Authority to Execute.  Each party executing this Letter of Intent represents and warrants that such party has the legal authority to execute this Letter of Intent and that the execution has been duly authorized by all necessary corporate action in the case of VCGH and RCI.

13.            Binding Effect.  Except for the provisions of paragraphs 6, 7, 8, 9, 10, 11, 12 and 13 (the “Binding Provisions”), each of which shall be deemed to be an agreement and binding upon the parties, it is understood that this Letter of Intent does not constitute nor give rise to any legally binding commitment.

14.            Miscellaneous.  The Binding Provisions constitute the entire agreement between the parties regarding the subject matter of this Letter of Intent and supersede all prior oral or written agreements, understandings and dealings between the parties relating to the subject matter hereof other than the Confidentiality Agreements.  The provisions of this Letter of Intent may not be amended or modified except pursuant to a written instrument signed by all the parties.  This Letter of Intent may be executed in one or more counterparts, each of which shall be deemed an original copy of this Letter of Intent and all of which, when taken together, will be deemed to constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

VCG Holding Corp.
Troy Lowrie
Lowrie Management, LLLP
February 16, 2010

_________________________

Please indicate your acceptance and approval of the foregoing statement of our mutual intentions, which intentions are subject in all respects to the execution and delivery of the Merger Agreement (except for the Binding Provisions, which shall be binding on all parties).

Sincerely,

RICK’S CABARET INTERNATIONAL, INC.

By:	/s/ Eric Langan
Name:	Eric Langan
Title:	President

Accepted and Approved
as of the date first above written:

VCG HOLDING CORP.

By:	/s/ Courtney Cowgill
Name:	Courtney Cowgill
Title:	Chief Financial Officer

LOWRIE MANAGEMENT, LLLP

By:	Lowrie Investment Management, Inc.,
Its General Partner

By:	/s/ Troy Lowrie
Name:	Troy Lowrie
Title:	President

/s/ Troy Lowrie
Troy Lowrie